Consent

                                                                    Exhibit 23.2


Independent Auditors' Consent

We consent to the incorporation by reference in this Registration Statement of PowerHouse Technologies Group, Inc. (the "Company") on Form S-8 of our report dated June 10, 2004, appearing in the Annual Report on Form 10-KSB of PowerHouse Technologies Group, Inc. for the year ended March 31, 2004.

/s/ Hein & Asociates, LLP
Orange, California
March 28, 2005